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                                                                       Exhibit 5

                                  November 21, 1996



Tokheim Corporation
P.O. Box 360
Fort Wayne, IN 46801-0360

          Re: Tokheim Corporation Registration

              Statement on Form S-4 (File No. 333-16503)
              ------------------------------------------

Ladies and Gentlemen:

          We have acted as special counsel to Tokheim Corporation, an Indiana corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-4, as amended (the "Registration Statement"), as filed by the Company on November 21, 1996 with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act"), of the Company's 11 1/2% Series B Senior Subordinated Notes due 2006 (the "Securities"), in an aggregate principal amount of up to $100,000,000. The Securities are to be issued pursuant to an Indenture (the "Indenture"), dated as of August 23, 1996, between the Company and Harris Trust and Savings Bank, as Trustee (the "Trustee").

          This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement (together with the preliminary prospectus forming a part thereof);
(ii) the Indenture, included as Exhibit 4.2 to the Registration Statement; (iii) the Restated Certificate of Incorporation and By-Laws of the Company, as presently in effect; and (iv) certain resolutions
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Tokheim Corporation
November 21, 1996
Page 2




adopted by the Board of Directors of the Company relating to the issuance of the Securities and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

          Members of our firm are admitted to the practice of law in the State of Illinois, and we do not express any opinion as to the laws of any other jurisdiction. We have relied as to matters of New York law on the opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

          Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and (ii) the Securities have been duly executed and authenticated in accordance with the terms of the Indenture and
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Tokheim Corporation
November 21, 1996
Page 3




delivered in exchange for the Company's 11 1/2% Senior Subordinated Notes due 2006 to the holders of such Notes as contemplated by the terms of the Exchange Offer, the issuance and exchange of the Securities will have been duly authorized, and the Securities will be valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                  Very truly yours,



                                  /s/ Skadden, Arps, Slate,
                                        Meagher & Flom (Illinois)